Exhibit 10.8

PROFESSIONAL SERVICES AGREEMENT (PSA)_________________PSA No. _______________

This Professional Services Agreement (PSA) is by and between WhiteFiber, Inc. having a principal place of business at: 31 Hudson Yards, Suite 1130, New York, New York 10001 (hereinafter referred to as the “CLIENT”), and Rasterwerk LLC, a Maryland limited liability company, having a principal place of business at______________________, (hereinafter referred to as “Rasterwerk”).

This Agreement sets forth the terms and conditions under which Rasterwerk will provide services to CLIENT for professional services made available by Rasterwerk to CLIENT.

1.  SERVICES. Rasterwerk agrees to perform and CLIENT agrees to pay Rasterwerk for professional services as may be described in one or more Engagement Authorizations signed by the parties (hereinafter the “Services”). Services may be performed at either the CLIENT site or at Rasterwerk’s .

2.  FEES. CLIENT agrees to pay for the Services, including billable travel time, travel, lodging, meals, long distance telephone calls, data service charges and supplies in accordance with Rasterwerk’s established charges, and rates in effect when the Services are rendered. All charges are subject to change by Rasterwerk upon thirty days’ written notice. Fees for Services rendered will be invoiced monthly, and will be due upon receipt of invoice, and payable within ten (10) business days of receipt of invoice without withholding, deduction or offset of any amounts for any purpose. CLIENT shall pay all applicable taxes.

3.  SERVICE PRICING. Rasterwerk will provide in the Engagement Authorization a written description of charges for Services, but such description shall not convert this Agreement or the respective Engagement Authorization into a fixed price contract with respect to such Services unless agreed upon by CLIENT. If Rasterwerk determines that any estimate or description of services will be materially exceeded, it shall, within five (5) days notify CLIENT. In such event, CLIENT may elect to terminate, by notice in writing to Rasterwerk, the Services with respect to which the description of services was given under the provisions of paragraph 11. Termination of Specific Services under this provision shall not terminate this Agreement, unless CLIENT so specifies.

4. WORK SCHEDULES; PERSONNEL. Engagement Authorizations may include agree-to work schedules of Rasterwerk personnel. Rasterwerk will use reasonable efforts to provide personnel in accordance with such schedules. Rasterwerk will make every reasonable effort consistent with sound business practices to honor the specific requests of the CLIENT with regard to the assignment of Rasterwerk’s employees. However, Rasterwerk reserves the sole right to determine the assignment of its employees.

5.  CONTROL AND SUPERVISION. Each Engagement Authorization shall designate a CLIENT contact and a Rasterwerk contact who shall be responsible for directing the specific activities of their respective employees and have sufficient authority to represent CLIENT and Rasterwerk, respectively, on all technical, administrative and supervisory matters arising in connection with the performance of the respective Services. Either party may replace its contact upon reasonable notice to the other party.

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6.  CONFIDENTIALITY. Nondisclosure of Confidential Information. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party’s business, plans, customers, technology, and products, and other information held in confidence by the other party (“Confidential Information”). Confidential Information will include all information in tangible or intangible form that is marked or designated as confidential or that, under the circumstances of its disclosure, should be considered confidential. Confidential Information will also include, but not be limited to, Rasterwerk Technology, CLIENT Technology, and the terms and conditions of this PSA and all documents incorporated by reference into this PSA. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by, or required to achieve the purposes of, this PSA, nor disclose to any third party (except as required by law or to that party’s attorneys, accountants and other advisors as reasonably necessary), any of the other party’s Confidential Information. Each party also agrees that it will take reasonable precautions to protect the confidentiality of the other party’s Confidential Information, at least as stringent as it takes to protect its own Confidential Information.

Exceptions. Information will not be deemed Confidential Information under this PSA if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this PSA by the receiving party; or (iv) is independently developed by the receiving party. The receiving party may disclose Confidential Information pursuant to the requirements of a governmental agency or by operation of law, provided that it gives the disclosing party reasonable prior written notice sufficient to permit the disclosing party to contest such disclosure.

7.  TITLE. All original printed and recorded written materials, and ideas, concepts, know-how or techniques relating to Services developed during the course of this Agreement in whole or in substantial part by Rasterwerk personnel shall belong to Rasterwerk, provided, however that CLIENT shall be authorized on a non-exclusive basis to use any such materials, ideas, concepts, know-how, or techniques as part of professional services rendered by Rasterwerk. CLIENT shall not sell, disclose, or sublicense to third parties such materials, ideas, concepts, know-how, or techniques without the prior written approval of Rasterwerk, which approval may or may not be granted, at Rasterwerk’s exclusive direction.

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8. EMPLOYEE / CONTRACTOR SOLICITATION. Rasterwerk shall not without CLIENT’S written consent employ or offer employment to any CLIENT employee.

9. WARRANTY; LIMITATION OF LIABILITY. This is a Services Agreement and Rasterwerk warrants that the Services shall be performed in a professional manner. In the event of a breach of this warranty, Rasterwerk shall cause to be performed correctly the Services where the warranty has been breached. Any claim for breach of Rasterwerk’s warranty hereunder must be made by written notice to Rasterwerk within two weeks following the date of completion of the Services in for which the claim is made.

THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Rasterwerk’s liability for damages, regardless of the form of the action, including gross negligence is limited to the fees received under this Agreement in the calendar year the Services were performed. In no event shall Rasterwerk be liable for any consequential damages, even if Rasterwerk has been advised of the possibility of such damages. Rasterwerk shall not be responsible for failure to provide Services due to causes beyond Rasterwerk’s control.

10.  TAXES. CLIENT agrees to pay, when due, any use or sales taxes resulting from this Agreement or any action hereunder.

11.  TERM. This Agreement may be terminated (i) by either Rasterwerk or CLIENT, with or without cause, upon thirty days prior written notice; or (ii) by Rasterwerk immediately upon CLIENT’s bankruptcy (voluntary or involuntary), insolvency or assignment for the benefit of its creditors, or the appointment of a receiver for all or substantial part of CLIENT’s assets. In the event this Agreement is terminated, (i) CLIENT shall promptly pay all fees payable to Rasterwerk in respect of Services performed through the date of termination; and (ii) each party shall return or destroy, at the direction of the other party all confidential or proprietary data and information of the other party then in its possession. The covenants and rights of the parties under paragraphs 6,7,8 and 9 of this Agreement shall survive the termination of this Agreement for the full duration of such covenants and rights under applicable law.

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12.  ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns, except as follows. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by CLIENT without the prior written consent of Rasterwerk.

13.  GOVERNING LAWS. This Agreement, shall be governed by the laws of the State of New York, United States of America.

14.  [RESERVED]

15.  COVERDEN ARRANGEMENT. Nothing in this Agreement shall be construed to limit or supersede any separate consulting or subcontracting arrangement between the parties or their affiliates, including without limitation any arrangement between WhiteFiber, Inc. or Enovum Data Centers Corp. and Coverden, through which the consultant may also provide services. For the avoidance of doubt, this clause applies equally to any services provided through Rasterwerk LLC.

16.  SCOPE OF OBLIGATIONS. The obligations set forth in this Agreement, including without limitation those relating to confidentiality (Section 6) and title to work product (Section 7), apply solely with respect to Services performed by the consultant through Rasterwerk pursuant to this Agreement. Nothing herein shall be construed to affect the rights or obligations of any party with respect to services performed outside the scope of such documents, including services performed through or in connection with Coverden or Rasterwerk LLC.

17.  TERMINATION AND NON-COMPETE. Termination of this Agreement shall not, by itself, trigger or accelerate any non-compete, non-solicitation, or restrictive covenant obligations under any separate Director Agreement between the parties. Any work in progress by Rasterwerk executed prior to notice of termination may be completed pursuant to the terms of such document notwithstanding termination of this Agreement, unless CLIENT elects to terminate specific Services under Section 11 hereof. For the avoidance of doubt, Rasterwerk LLC is the contracting entity under this Agreement, and the obligations and protections of this Section apply equally to Rasterwerk LLC and to any services performed by Michael Rulf through Rasterwerk LLC.

18.  SEVERABILITY. If any terms or provisions of the Agreement shall be found by a competent jurisdiction to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Agreement, but such term or provision shall be deemed modified to the extent necessary in the court’s opinion to render such term enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly preserving the fullest permissible extent the intent and agreements of the CLIENT and Rasterwerk.

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Further, CLIENT and Rasterwerk agree that this Agreement is the complete statement of terms and conditions agreed to by the parties, and this Agreement may be modified only by a written instrument signed by both parties.

For CLIENT:

/s/ Sam Tabar	Title	Chief Executive Officer
authorized signature

Sam Tabar	Date	July 30, 2026
(typed or printed name)

For Rasterwerk LLC:

/s/ Michael Rulf	Title	Principal
authorized signature

Michael Rulf	Date	July 30, 2026
(typed or printed name)

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